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                                                                     EXHIBIT 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                OF WEBRIDGE, INC.
                             a Delaware Corporation

       Webridge, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify that:

       FIRST: The name of the Corporation is Webridge, Inc. and the Corporation was originally incorporated on August 18, 1997, pursuant to the General Corporation Law, under the name of WEBRIDGE MERGER COMPANY.

        SECOND: The following resolutions amending and restating the Corporation's Certificate of Incorporation were approved by the Board of Directors of the Corporation at a meeting held on December 10, 1999 and by shareholders of the Corporation by written consent in accordance with the provisions of Sections 242 and 245 of the General Corporation Law:

        NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                    ARTICLE I

        The name of this corporation is Webridge, Inc.

                                   ARTICLE II

        The address of the registered office of this corporation in the State of Delaware is 1013 Centre Street, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is the Corporation Service Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        A. Classes of Stock. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is 67,843,504 shares. 50,000,000 shares shall be Common Stock, par value $.001 per share, and 17,843,504 shares shall be Preferred Stock,




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consisting of 7,464,134 shares of Series A Preferred Stock, par value $.001 per share, 6,037,739 shares of Series B Preferred Stock, par value $.001 per share, and 4,341,631 shares of Series C Preferred Stock, par value $.001 per share.

       B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as set forth below in this Article IV(B).

          1.       Dividend Provisions.

                  (a) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment or setting aside for payment or making of any dividend or other distribution (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock or on the Series A Preferred Stock and Series B Preferred Stock of this corporation, at the rate of $0.56 per share per annum, or, if greater (as determined on a per annum basis and an as converted basis for the Series C Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Declared but unpaid dividends with respect to a share of Series C Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board of Directors of this corporation). Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor.

                  (b) The holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment or setting aside for payment or making of any dividend or other distribution (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock or on the Series A Preferred Stock of this corporation, at the rate of $0.19 per share per annum, or, if greater (as determined on a per annum basis and an as converted basis for the Series B Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Declared but unpaid dividends with respect to a share of Series B Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board of Directors of this corporation). Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor.



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                  (c) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment or setting aside for payment or making of any dividend or other distribution (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.10 per share per annum, or, if greater (as determined on a per annum basis and an as converted basis for the Series A Preferred Stock, an amount equal to that paid on any other outstanding shares of Common Stock of this corporation, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. Declared but unpaid dividends with respect to a share of Series A Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board of Directors of this corporation). Any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor.

         2.       Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock or holders of Series A Preferred Stock or Series B Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $5.07 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and (B) an amount equal to declared but unpaid dividends on such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                      (b) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, after completion of the distribution required by subparagraph (a) of this Section 2, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock or holders of Series A Preferred Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $1.70 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts,



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then the entire assets and funds of this corporation legally available for distribution after the distribution required by subparagraph (a) of this Section 2 shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (c) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, after completion of the distribution required by subparagraphs (a) and (b) of this Section 2, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $.903 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this corporation legally available for distribution after the distribution required by subparagraphs (a) and (b) of this Section 2 shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (d) Upon the completion of the distributions required by subparagraphs (a), (b) and (c) of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) until, with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $1.806 per share (including amounts paid pursuant to subparagraph (c) of this Section 2) and until, with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $3.40 per share (including amounts paid pursuant to subparagraph (b) of this Section
2) and until, with respect to the holders of Series C Preferred Stock, such holders shall have received an aggregate of $10.14 per share (including amounts paid pursuant to subparagraph (a) of this Section 2); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

                           (i) For purposes of this Section 2, then a
liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding


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voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

                           (ii) In any of such events, if the consideration
received by this corporation is other than cash, the value of such consideration will be deemed its fair market value. Any securities shall be valued as follows:

                                    (A) Securities not subject to investment
letter or other similar restrictions on free marketability covered by (B) below:

                                             (1) If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

                                             (2) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                             (3) If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                    (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                           (iii) In the event the requirements of this
subsection 2(c) are not complied with, this corporation shall forthwith either:

                                    (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                    (B) cancel such transaction, in which event
the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

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                           (iv) This corporation shall give each holder of
record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, if any, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

         3. Redemption. The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are not redeemable.

         4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) with respect to the Series A Preferred Stock, the Original Series A Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion, (ii) with respect to the Series B Preferred Stock, the Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion and (iii) with respect to the Series C Preferred Stock, the Original Series C Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price and the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that the Conversion Price for each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

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                  (b) Automatic Conversion. Each share of Series A Preferred
Stock, the Series B Preferred Stock and the Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.60 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and the aggregate offering proceeds of which were not less than $30,000,000 (before deducting underwriters' discounts, commissions and expenses), and (ii) with respect to the Series A Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, with respect to the Series B Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock, and with respect to the Series C Preferred Stock, the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C Preferred Stock.

                  (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, and shall give written notice to this corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock until immediately prior to the closing of such sale of securities.

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                  (d) Conversion Price Adjustments of Preferred Stock for Splits
and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i) (A) If this corporation shall issue, after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the Conversion Price for such series by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                                     (B) No adjustment of the Conversion Price
for the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                     (C) In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                     (D) In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                     (E) In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii).

                                            (1) The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to



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exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                            (2) The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                             (3) In the event of any change in
the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock and the Conversion Price of the Series C Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                             (4) Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock and the Conversion Price of the Series C Preferred Stock, to the extent in any way affected by or

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computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                             (5) The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                           (ii) "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the applicable Purchase Date other than

                                    (A) Common Stock issuable or issued pursuant
to a transaction described in subsection 4(d)(iii) hereof; or

                                    (B) shares of Common Stock issuable or
issued to employees, consultants or directors of this corporation directly or pursuant to a stock incentive plan or restricted stock plan approved by the Board of Directors of this corporation;

                                    (C) shares of Common Stock issuable or
issued in a firm commitment underwritten public offering before or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock will be automatically converted to Common Stock;

                                    (D) shares of Common Stock issuable or
issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock or as dividends or distributions on the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock; or

                                    (E) shares of Common Stock issuable or
issued upon exercise of warrants issued to banks or equipment lessors, which warrants were approved by the Board of Directors.

                           (iii) In the event this corporation should at any
time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder


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thereof to receive directly or indirectly, additional shares of Common Stock
(hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock and the Conversion Price of the Series C Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                           (iv) If the number of shares of Common Stock
outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock and the Conversion Price of the Series C Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                  (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, as applicable, the number of shares of stock or other securities or property of this corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the

Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock against impairment.

                  (h) No Fractional Shares and Certificate as to Adjustments.

                           (i) No fractional shares shall be issued upon the
conversion of any share or shares of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share. Such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

                           (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Series A Preferred Stock, the Conversion Price of the Series B Preferred Stock or the Conversion Price of the Series C Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (C) such adjustment and readjustment, (D) the Conversion Price for such series of Preferred Stock at the time in effect, and (E) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.

                  (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

                  (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock or the Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

         5.       Voting Rights.

                  (a) General Voting Rights. The holder of each share of Series A Preferred Stock, the holder of each share of Series B Preferred Stock and the holder of each share of Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).



                  (b) Voting for the Election of Directors. As long as 1,000,000 or more of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect two (2) directors of this corporation at each annual election of directors. The holders of outstanding Common Stock shall be entitled to elect two (2) directors of this corporation at each annual election of directors. As long as 1,000,000 or more of the shares of Series B Preferred Stock originally issued remain outstanding, the holders of Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at each annual election of directors. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock (voting together as a single class and not as a separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

       In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

         6.       Protective Provisions.

                  (a) This corporation shall not take any of the actions set forth in this Section 6(a) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock (, the Series B Preferred Stock and the Series C Preferred Stock provided that the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall vote together as a single class. With respect to the actions set forth in
(a)(ii), (a)(iv), (a)(v), (a)(vi) and (a)(vii), however, only the approval of a majority of the shares of each of the series affected (provided at least 1,000,000 shares of such series remain outstanding, except for Series C Preferred Stock in which case at least 575,000 shares remain outstanding) is required in the event that less than all of the series are affected by such action of this corporation.

                           (i) sell, convey, or otherwise dispose of all or
substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of;

                           (ii) alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                           (iii) increase or decrease (other than by redemption
or conversion) the total number of authorized shares of Common Stock Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

                           (iv) authorize or issue, or obligate itself to issue,
any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock with respect to voting, dividends or upon liquidation;

                           (v) make a repurchase of any shares held by an
employee or stockholder that would cause the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to lose their status as "qualified small business stock" within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended;

                           (vi) declare or pay any dividends on its Common Stock
or redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

                           (vii) amend or waive any provision of this
corporation's Certificate of Incorporation or Bylaws affecting the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; or

                  (b) In addition, unless unanimously approved by the Board of Directors of this corporation, this corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock (so long as at least 1,000,000 shares of such series remain outstanding) and the holders of at least a majority of the then outstanding shares of Series B Preferred Stock (so long as at least 1,000,000 shares of such series remain outstanding) and the holders of at least a majority of the then outstanding shares of Series C Preferred Stock (so long as at least 575,000 shares of such series remain outstanding) (provided that the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall vote together as a single class so long as at least 1,000,000 shares of each such series remain outstanding, in the case of Series A and Series B Preferred Stock, and in the case of Series C Preferred Stock at least 575,000 shares remain outstanding):

                           (i) make any loans or advances to its employees or
any members of their immediate families, other than travel advances and other advances made in the ordinary course of business or loans to employees made pursuant to promissory notes issued for the purchase of shares under a stock option plan or restricted stock plan approved by the Board of Directors of this corporation;

                           (ii) guarantee any indebtedness or obligation of any
other party other than in the ordinary course of business;

                           (iii) create or suffer to be imposed any lien,
mortgage, security interest or other charge on or against all or substantially all of the properties or assets of this corporation or any subsidiary; or

                           (iv) acquire, or permit any subsidiary to acquire,
any stock or other securities of any corporation, partnership or entity unless immediately following such acquisition such corporation, partnership or entity would be wholly owned by this corporation or a subsidiary of this corporation.

                  7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

         C.       Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

                  3. Redemption. The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

        Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                   ARTICLE VI

        The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the stockholders.

                                   ARTICLE VII

        Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                  ARTICLE VIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                   ARTICLE IX

        A director of this corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    ARTICLE X

        This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

        To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

       Any amendment, repeal or modification of the foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.



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


        This Second Amended and Restated Certificate of Incorporation has been signed by the President of this corporation on December __, 1999.



                                            ------------------------------------
                                            Gary N. Fielland,
                                            Chief Executive Officer


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